UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 18, 2003

(Date of earliest event reported)

BLUE MARTINI SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30925	94-3319751
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Campus Drive

San Mateo, California 94403

(Address of principal executive offices)

Telephone Number (650) 356-4000

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On April 18, 2003, Dave Buchanan resigned from the Board of Directors (the “Board”) of Blue Martini Software, Inc. (the “Company” or “Blue Martini”). Subsequently, on April 22, 2003, the Board elected Dominic Gallello to fill the vacancy created thereby, effective immediately. Mr. Gallello will serve until the Company’s 2003 annual meeting of stockholders and until his successor is elected and has qualified, or until his death, resignation of removal. The following is a brief biography of Mr. Gallello.

Biographical Information

Mr. Gallello served as executive vice president, corporate development for Macromedia, Inc. (“Macromedia”) from October 2002 to April 2003. He joined Macromedia in October 2001, initially responsible for Macromedia’s Rich Media Division and serving as executive vice president, products from June 2002 until October 2002. Before joining Macromedia, Mr. Gallello served as chief executive officer of RedSpark, Inc., a provider of enterprise supply chain software, from its May 2000 inception as a spinoff of Autodesk Inc. (“Autodesk”) to October 2001. Mr. Gallello joined Autodesk in 1992 and served in a number of executive positions there, including vice president of Asia-Pacific, vice president of the Manufacturing Solutions Group, and executive vice president of the Design Solutions Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUE MARTINI SOFTWARE, INC. (Registrant)

Dated: May 6, 2003	By:	/s/ MONTE ZWEBEN
Monte Zweben Chairman and Chief Executive Officer

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